                                                                                                          Exhibit 12.1
                                                     RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the 12 month periods ending December 31, 2003, 2002 and
2001 and for the six month period ending June 30, 2004 and pro-forma figures for the six months ending June 30, 2004 and year ending December 31, 2003
                                                 Six months                     Six months
                                                  ending        Year ending     ending                     Year ending
                                                  06/30/04       12/31/03       06/30/04       12/31/03      12/31/02     12/31/01
                                                 (Pro-forma)    (Pro-forma)
Earnings
Net income (loss) from continuing operations
before cumulative effect of change in
accounting principle                                 359,777       388,215         383,620      443,127       7,172       330,107
add back:
Share in results from associated companies            (4,346)      (33,533)         (4,346)     (33,533)     10,711       (22,317)
                                  ------------------------------------------------------------------------------------------------
Pre-tax income from continuing subsidiaries          355,431       354,682         379,274      409,594      17,883       307,790

add:
Fixed charges                                        111,954       102,390         111,954      102,390      93,334       105,720
Amortisation of capitalised interest                      55           587              55          587         566           620
Distributed income from equity method investees        1,400                         1,400            -           -             -
Share of pre-tax losses of equity investees for
which charg-s arising from guarantees are
included in fix-d charges                                   -            -               -            -           -              -

subtract:
Interest capitalised                                       -          (290)              -         (290)     (1,902)       (1,815)
Preference dividends of consolidated subsidiaries          -             -               -            -           -             -

Minority interest in pre-tax income of subsidiaries
that have not incurred fixed charges.                      -             -               -            -           -             -
                                  ------------------------------------------------------------------------------------------------
                                                     468,840       457,369         492,683      512,281     109,881       412,315
                                  ================================================================================================

Fixed Charges

Interest expensed                                    104,869        75,097         104,869       75,097      71,311        89,952
Interest capitalised                                       -           290               -          290       1,902         1,815
Amortisation of debt premiums, discounts and
expenses***                                                -             -               -            -           -             -
Interest included in rental expense                    7,085        27,003           7,085       27,003      20,121        13,953
Preference dividends of consolidated subsidiaries          -             -               -            -           -             -

                                  ------------------------------------------------------------------------------------------------
                                                     111,954       102,390         111,954      102,390      93,334       105,720
                                  ================================================================================================

Ratio of earnings to fixed charges                      4.19          4.47            4.40         5.00        1.18          3.90

*** shown as zero as this item is already included within interest expense


Charterhire expense                                   21,255        81,009          21,255       81,009      60,364        41,858

Capitalised interest

Front Page                                                 -           290                          290         392           290
Front Stratus                                              -             -                                      333           290
Front Falcon                                               -             -                                      675           113
Front Hawk                                                 -             -                                      362           114
Front Eagle                                                -             -                                       47           114
Front Serenade                                             -             -                                       93           290
Front Melody                                               -             -                                                    302
Front Symphony                                             -             -                                                    302
Front Sun                                                  -             -
Front Sky                                                  -             -

                                  ------------------------------------------------------------------------------------------------
                                                           -           290               -          290       1,902         1,815
                                  ================================================================================================

Amortisation of capitalised interest

Front Page                                               (19)          (39)            (19)         (39)        (10)
Front Stratus                                            (12)          (25)            (12)         (25)        (10)
Front Falcon                                             (16)          (32)            (16)         (32)
Front Hawk                                                 -          (476)                        (476)
Front Eagle                                                -             -                                     (161)
Front Serenade                                            (8)          (15)             (8)         (15)        (13)
Front Melody                                               -             -                                                   (302)
Front Symphony                                             -             -                                                   (302)
Front Sun                                                  -             -                                     (185)           (8)
Front Sky                                                  -             -                                     (187)           (8)

                                  ------------------------------------------------------------------------------------------------
                                                         (55)         (587)            (55)        (587)       (566)         (620)
                                  ================================================================================================
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